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                                                                   EXHIBIT 10(H)

WASHINGTON REAL ESTATE INVESTMENT TRUST
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DIVIDEND EQUIVALENT PLAN
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This Dividend Equivalent Plan is established this 17th day of December, 1999 by
Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of the state of Maryland (the "Trust").

     1.  Purpose
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     The purpose of this Plan is to provide the Trustees of the Trust and key employees of the Trust with an executive rank of Vice President or higher ("Covered Individuals") with the right to receive dividend equivalent units ("Units") in connection with options granted to such individuals under the Washington Real Estate Investment Trust Stock Option Plan ("Stock Option Plan") based upon dividends which are declared by the Trust in respect of its shares of beneficial interest ("Shares").

     2.   Grant of Units
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     The Trust will enter into a dividend equivalent agreement ("Agreement")
with each Covered Individual identifying the particular options in respect of which Units will accrue under this Plan. To the extent that an option is identified in an Agreement, a Unit will accrue with respect to each Share of the Trust covered under such option as of the declaration date of each dividend paid by the Trust with respect to its outstanding Shares.

     The methodology for the determination of the value of a Unit shall consist of the following steps:

     (1) The yield implicit in the then-current dividend on outstanding Shares shall be expressed on an annualized basis.

     (2) The then-current annual S & P 500 Yield shall be identified.

     (3) The excess of the yield determined under (1), above, over the yield determined under (2), above, shall be computed and designated as the "Excess Yield."
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     (4) The Excess Yield shall be divided by the yield determined under (1), above and the resulting percentage shall be designated as the "Excess Yield Percentage".

     (5) The actual per Share dividend payable by the Trust with respect to its outstanding Shares shall be multiplied by the Excess Yield Percentage and the resulting dollar amount shall constitute the value of each Unit.

     A calculation example of the above is attached as Exhibit A.

     When the dividend is actually paid by the Trust with respect to its outstanding Shares, the ledger account established on behalf of the Covered Individual under this Plan with respect to each covered option will be credited with a number of Shares from the Trust's treasury Shares with a then-current value equal to the value of a Unit multiplied by the sum of (i) the number of Shares covered by the identified option plus (ii) the number of treasury Shares which had been previously credited to such ledger account and which had not been distributed from such ledger account as of the date of the current dividend distribution. The Trust need not have such treasury Shares in its possession at such time in order for the ledger account to be credited.

     3.   Vesting of Units
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     Units attributable to Covered Individuals who are Trustees will be fully vested at all times.

     Units attributable to Covered Individuals who are key employees will vest at the rate of 20% per year as of each anniversary of the date of the grant of the option to which such Unit pertains. In addition, all Units will fully vest in respect of a key employee upon (i) the later of the key employee's attainment of age 65, or the tenth (10th) anniversary of the key employee's initial date of hire, (ii) the incurrence of a total and permanent disability (meaning a disability which prevents the key employee from undertaking the principal duties of his job on a continuing basis which is determined by the Trust to last more than six months), (iii) a layoff of the key employee in connection with a reduction in work force by the Trust, (iv) the key employee's death, or (v) in the case of any key employee covered under a separate agreement which provides for benefits in the event of a change in control of the Trust, an involuntary termination of
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employment of the key employee after such a change in control, as described in such separate agreement.

     4.   Distribution of Units
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     All treasury Shares which have been issued as Units and which have become vested shall be distributed to the applicable Covered Individual, subject, in the case of distributions to key employees, to applicable income tax withholding, on the earlier of (i) the exercise of the option to which the Units relate or (ii) the expiration of the option to which the Units relate (other than an expiration due to a termination of employment).

     If a Covered Individual exercises an option before the Units applicable to the option have been vested, such Units shall not be distributed to the Covered Individual until such time as such Units have become vested. No further Units will accrue with respect to the Shares which relate to an option on and after the date such option is exercised or expires, except that further Units will continue to accrue on any unvested Units previously issued with respect to such Shares until their distribution to the Covered Individual.


     5.   Administration
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     All matters regarding the interpretation and administration of this Plan shall be undertaken by the Board of Trustees of the Trust in its sole discretion. In addition, the Board of Trustees reserves the right to amend or terminate this Plan at any time subject to the provision that no such amendment will adversely affect any Unit which has accrued prior to the date of such amendment or termination.